As filed with the Securities and Exchange Commission on October 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	7909 Parkwood Circle Drive	76-0475815
(State or other jurisdiction of incorporation or organization)	Houston, Texas 77036 (713) 346-7500	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number,

including area code, of registrant’s principal

executive offices)

Craig L. Weinstock

Senior Vice President, General Counsel and Secretary

National Oilwell Varco, Inc.

7909 Parkwood Circle Drive

Houston, Texas 77036

(713) 346-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Eric Johnson

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

(713) 226-1200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to section 7(a)(2)(B) of the Securities Act of 1933.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Offering Price/Amount of Registration Fee(1)(2)
Debt Securities

(1)	There is being registered hereunder such indeterminate number or amount of debt securities as may from time to time be issued at indeterminate prices.
(2)

In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, National Oilwell Varco, Inc. hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith and all registration fees will be paid on a “pay as you go” basis.

PROSPECTUS

National Oilwell Varco, Inc.

Debt Securities

This prospectus describes some of the general terms that may apply to the debt securities we may issue in one or several series. We will provide the specific terms of any debt securities to be offered in supplements to this prospectus.

We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our debt securities.

We will provide information in the prospectus supplement with respect to the expected trading market, if any, for the debt securities.

Investing in these debt securities involves risks. See the “Risk Factors” sections of the applicable prospectus supplement and our filings with the Securities and Exchange Commission that are incorporated herein and therein by reference.

Our common stock is traded on the New York Stock Exchange under the symbol “NOV”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2019.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

This prospectus does not constitute an offer to sell any securities other than the securities offered hereunder. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or to any person to whom it is unlawful to make such an offer.

You should not assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus issued by us or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer the debt securities, we will provide a prospectus supplement and, if applicable, a related free writing prospectus that will describe the specific terms of the offering. Such prospectus supplement and free writing prospectus may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement and related free writing prospectus may also add to, update or change the information contained in this prospectus, and accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or the related free writing prospectus. Please carefully read this prospectus, the prospectus supplement and any related free writing prospectus issued by us, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

References in this prospectus to “National Oilwell Varco,” “NOV,” the “Company,” “we,” “us” and “our” refer to National Oilwell Varco, Inc. and its subsidiaries, unless the context otherwise requires.

NATIONAL OILWELL VARCO, INC.

National Oilwell Varco is a leading independent provider in the design, manufacture and sale of equipment and components used in oil and gas drilling, completion and production operations, and the provision of oilfield services to the upstream oil and gas industry. The Company conducts operations in approximately 65 countries. The Company operates through three reporting segments: Wellbore Technologies, Completion & Production Solutions, and Rig Technologies.

We are a Delaware corporation incorporated in 1995. Our principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, our telephone number is (713) 346-7500, and our website address is http://www.nov.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol “NOV”. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC. Such materials may be accessed electronically through the SEC’s website at http://www.sec.gov. You may also access these materials through our website at http://www.nov.com. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information included in the registration statement, including the exhibits to the registration statement. You may obtain the registration statement and the exhibits to the registration statement in any manner noted above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we have filed with the SEC, which means that we can disclose important information to you without including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case other than information furnished to the SEC which is not deemed filed under the Exchange Act:

•	our Annual Report on Form 10-K for year ended December 31, 2018, filed with the SEC on February 14, 2019;

•

the information included in our definitive proxy statement on Schedule 14A filed on April  15, 2019, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 26, 2019, and for the quarter ended June 30, 2019, filed with the SEC on July 31, 2019, and for the quarter ended September 30, 2019, filed with the SEC on October 30, 2019; and

•	our Current Report on Form 8-K filed with the SEC on May 29, 2019.

You may request a copy of these filings, any amendments and exhibits thereto at no cost, by writing or telephoning us at the following address:

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

Attention: Corporate Secretary

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” and information intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate”, “project”, “expect”, “plan”, “goal”, “forecast”, “intend”, “could”, “believe”, “may”, and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

Forward-looking statements reflect our beliefs and expectations based on information currently available to us. While we believe these expectations, and the assumptions upon which they are based, are reasonable, these statements are subject to numerous risks and uncertainties, and there can be no assurance that future developments affecting us will be those that we anticipate, that they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in the forward-looking statements. You should also consider carefully the statements under “Risk Factors”, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018, and those statements discussed in the “Risk Factors” section of any prospectus supplement and in the documents incorporated by reference therein, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Forward-looking statements speak only as of the date they were made. Except as required by the federal securities laws, we do not undertake any obligation to update these forward-looking statements after the date of this prospectus. You should not place undue reliance on any forward-looking statements when making an investment decision.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities covered by this prospectus will be issued under our Indenture, dated November 20, 2012, between us and Wells Fargo Bank, National Association, as successor trustee, as amended and supplemented from time to time. The particular terms of the debt securities offered will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions of the indenture and any applicable supplemental indenture.

PLAN OF DISTRIBUTION

We may offer and sell these debt securities through one or more underwriters, dealers or agents, or directly to one or more purchasers, or through a combination of any of these methods of sale. We will provide the specific plan of distribution for any debt securities to be offered in a prospectus supplement.

LEGAL MATTERS

Our counsel, Locke Lord LLP, will pass upon certain legal matters for us in connection with the offering of any debt securities. If the debt securities are being distributed through underwriters or agents, the underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of National Oilwell Varco appearing in National Oilwell Varco’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the financial statement schedule appearing therein) and the effectiveness of National Oilwell Varco’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by National Oilwell Varco in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The discussion below summarizes the material indemnification provisions of National Oilwell Varco’s Fifth Amended and Restated Certificate of Incorporation (the “restated certificate of incorporation”) and Amended and Restated By-laws (the “by-laws”) and Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for expenses, judgments and fines, and amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Article Sixth of National Oilwell Varco’s restated certificate of incorporation together with Article VI of its by-laws provide for mandatory indemnification of each person who is or was made a party to or involved in any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding because:

•	the person is or was an officer or director of National Oilwell Varco; or

•

is a person who is or was serving at the request of National Oilwell Varco as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of National Oilwell Varco’s restated certificate of incorporation and the by-laws were adopted or as each may be amended.

Article VI of National Oilwell Varco’s by-laws and Article Sixth of its restated certificate of incorporation expressly provide that they are not the exclusive methods of indemnification.

Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the company. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against the liability under Section 145 of the DGCL.

Article VI of the by-laws and Article Sixth of its restated certificate of incorporation provide that National Oilwell Varco may maintain insurance, at its own expense, to protect itself and any director or officer of National Oilwell Varco or of another entity against any expense, liability, or loss. This insurance coverage may be maintained regardless of whether National Oilwell Varco would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or

•	for any transaction from which the director derived an improper personal benefit.

Article Sixth of National Oilwell Varco’s restated certificate of incorporation contains this type of provision.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and National Oilwell Varco’s restated certificate of incorporation and by-laws.

Item 16.	Exhibits**

Exhibit No.		Description

3.1†	–	Fifth Amended and Restated Certificate of Incorporation of National Oilwell Varco, Inc.

3.2†	–	Amended and Restated Bylaws of National Oilwell Varco, Inc.

4.1†	–	Indenture, dated November 15, 2012, between National Oilwell Varco, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to National Oilwell Varco’s Form 8-K filed November 20, 2012).

4.2†	–	Second Supplemental Indenture, dated November 20, 2012, between National Oilwell Varco, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to National Oilwell Varco’s Form 8-K filed November 20, 2012).

Exhibit No.		Description

4.3†	–	Third Supplemental Indenture, dated November 20, 2012, between National Oilwell Varco, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to National Oilwell Varco’s Form 8-K filed November 20, 2012).

4.4**	–	Form of Supplemental Indenture of National Oilwell Varco, Inc. (including form of Note).

5.1*	–	Opinion of Locke Lord LLP.

10.1*	–	Instrument of Resignation, Appointment and Acceptance, dated as of March 2, 2018, among National Oilwell Varco, Inc., Wells Fargo Bank, National Association and U.S. Bank National Association.

23.1*	–	Consent of Ernst & Young LLP.

23.2*	–	Consent of Locke Lord LLP (included in Exhibit 5.1).

24.1*	–	Power of Attorney (included on the signature page to this registration statement).

25.1*	–	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee on Form T-1.

†	Incorporated by reference as indicated.
*	Filed herewith.
**

National Oilwell Varco will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the debt securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel (and consents thereto) with respect to legality of the debt securities offered hereby and (iv) any required opinion of counsel to National Oilwell Varco (and consent thereto) as to certain tax matters relative to the debt securities offered hereby.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the

Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(C)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(D)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 30, 2019

NATIONAL OILWELL VARCO, INC.

By:	/s/ Clay C. Williams
Name:	Clay C. Williams
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Clay C. Williams, Jose A. Bayardo and Craig L. Weinstock, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Clay C. Williams CLAY C. WILLIAMS	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 30, 2019

/s/ Jose A. Bayardo JOSE A. BAYARDO	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 30, 2019

/s/ Scott K. Duff SCOTT K. DUFF	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	October 30, 2019

/s/ Greg L. Armstrong GREG L. ARMSTRONG	Director	October 30, 2019

Signature	Title	Date

/s/ Marcela E. Donadio MARCELA E. DONADIO	Director	October 30, 2019

/s/ Ben A. Guill BEN A. GUILL	Director	October 30, 2019

/s/ James T. Hackett JAMES T. HACKETT	Director	October 30, 2019

/s/ David D. Harrison DAVID D. HARRISON	Director	October 30, 2019

/s/ Eric L. Mattson ERIC L. MATTSON	Director	October 30, 2019

/s/ Melody B. Meyer MELODY B. MEYER	Director	October 30, 2019

/s/ William R. Thomas WILLIAM R. THOMAS	Director	October 30, 2019